UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2020

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 South Min Zhuang Road Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+86-10-60846616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	Nasdaq Capital Market

Item 8.01 Other Events.

On June 23, 2020, ChinaNet Online Holdings, Inc. (the “Company”), received a written notice (the “Letter”) from the Listing Qualifications department (the “Staff”) of The NASDAQ Stock Market (“NASDAQ”) notifying the Company that the Staff has determined that for 10 consecutive business days, from June 9 to June 22, 2020, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and that accordingly, the Company has regained compliance with Listing Rule 5550(a)(2). The Letter also stated that the matter related to Listing Rule 5550(a)(2), previously disclosed by the Company in its Current Report on Form 8-K filed on April 23, 2020, has been closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2020	ChinaNet Online Holdings, Inc.

	By:	/s/ Cheng Handong
Name: Cheng Handong
Title: Chief Executive Officer